EXHIBIT 99.1

Odyssey Semiconductor Technologies Reports Fourth Quarter and Full Year 2022 Financial Results

●	Completed 650 and 1200 volt vertical GaN sample fabrication as planned in Q4 2022

●	On track to ship GaN product samples to customers in Q1 2023

●	Expecting product development agreements with customers by the end of Q2 2023

ITHACA, N.Y., February 7, 2023 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today reported its fourth quarter and full year 2022 results.

CEO Commentary

“2022 was a pivotal year for Odyssey. It marked the year our GaN technology moved out of the lab. We are now building high-voltage vertical GaN products that customers are excited to evaluate. We completed 650 and 1200 volt vertical GaN sample fabrication as planned in Q4 2022, and now samples are being prepared for shipment to customers later this quarter. We expect to secure product development agreements with customers by the end of Q2 2023,” said Mark Davidson, Odyssey’s Chief Executive Officer. “The quality of conversations I’ve personally had with customers reinforces our confidence that we’re developing something valuable for many applications in our target markets. We remain focused on executing our commercialization roadmap.”

We are continuing to take product sample requests. Customers can request information and samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Significant Recent Advancements and Milestones

●	Completed 650 and 1200 volt vertical GaN sample fabrication as planned in Q4 2022 utilizing Odyssey’s industry leading vertical GaN intellectual property.

●	Shipments of vertical GaN product samples to secured customers commencing in Q1 2023.

●	Product development agreements with customers are expected by the end of Q2 2023.

●	Pursuing $2 million pipeline value for foundry services as the Company continues to pursue new opportunities in foundry services.

●	Secured an additional $2.35 million in funding executed on December 28, 2022.

●	Positioning the Company to receive funding through the CHIPS and Science Act.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage.
40% CAGR to 2027 in Odyssey’s Addressable Market

Odyssey’s approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance and cost levels unattainable by the competing technologies.

The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Conference Call and Webcast: Q4 and Full Year 2022 Results

The Company will hold a conference call and webcast scheduled to begin at 5:00 PM ET (2:00 PM PT) on Tuesday, February 7, 2023. The conference call and webcast will consist of prepared remarks by CEO Mark Davidson. Following the prepared remarks, CEO Mark Davidson and Chairman of the Board John Edmunds will answer questions. Analysts and investors may pose questions to Odyssey during the live webcast on February 7, 2023.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 478421. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on February 21, 2023, by dialing 877-481-4010 using passcode 47597.

The live webcast and interactive Q&A will be accessible on the Company’s Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc., has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company’s website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Darrow Associates
Jeff Christensen
(703) 297-6917
jchristensen@darrowir.com

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,	December 31,
	2022	2021
Assets

Current Assets:
Cash	$2,428,289	$2,598,213
Accounts receivable	50,750	6,170
Deferred expenses	—	7,870
Prepaid expenses and other current assets	68,204	225,260
Total Current Assets	2,547,243	2,837,513

Restricted cash	103,240	103,201
Property and equipment, net	989,246	853,290
Operating ROU Asset	532,953	—

Total Assets	$4,172,682	$3,794,004

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$434,888	$147,947
Loan payable - short term	72,424	74,134
Deferred revenue	—	10,000

Total Current Liabilities	507,312	232,081

Long-term lease liability	532,953	—
Convertible Bridge Loan	3,600,000
Loans payable - long term	264,729	345,459
Total liabilities	4,904,994	577,540
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of December 31, 2022 and December 31, 2021	1,272	1,272
Additional paid-in capital	10,800,268	9,873,345
Accumulated deficit	(11,533,852)	(6,658,153)

Total Stockholders’ Equity	(732,312)	3,216,464

Total Liabilities and Stockholders’ Equity	$4,172,682	$3,794,004

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For The Three Months Ended December 31,		For The Twelve months ended December 31,
	2022	2021	2022	2021

Revenues	$61,750	$55,874	$321,049	$748,948

Cost of Revenues	45,292	39,966	228,499	832,205

Gross Profit (Loss)	16,458	15,908	92,550	(83,257)

Operating Expenses:
Research and development	533,803	445,894	2,085,815	1,519,631
Write off of fixed asset deposit	—	—	153,126	—
Selling, general, and administrative	605,528	295,968	2,964,610	1,954,962

Total Operating Expenses	1,139,331	741,862	4,933,551	3,474,593

Loss From Operations	(1,122,873)	(725,954)	(4,841,001)	(3,557,850)

Other Income (Expense):
Forgiveness of PPP loan and other income	21,254	193,638	26,798	432,357
Interest income (expense)	(20,905)	(1,853)	(61,496)	(16,260)
Net Loss	$(1,122,524)	$(725,954)	$(4,875,699)	$(3,141,753)

Net (Loss) Income Per Share:
Basic	$(0.09)	$(0.04)	$(0.38)	$(0.25)
Diluted	$(0.09)	$(0.04)	$(0.38)	$(0.25)

Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,419,399	12,726,911	12,419,399
Diluted	12,726,911	12,419,399	12,726,911	12,419,399

 ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For The Twelve Months Ended
	December 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(4,875,699)	$(3,141,753)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	926,923	1,159,611
Forgiveness of PPP loan indebtedness	—	(404,305)
Fixed asset deposit - Reserve	153,126
Depreciation and amortization	132,211	166,535
Changes in operating assets and liabilities:
Contract assets	—	62,273
Accounts receivable	(44,580)	4,707
Prepaid expenses and other current assets	3,930	(191,691)
Deferred expenses	7,870	177,214
Accounts payable and accrued expenses	286,941	(39,099)
Deferred revenue	(10,000)	(250,447)

Total Adjustments	1,456,421	684,798

Net Cash Used In Operating Activities	(3,419,278)	(2,456,955)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(268,167)	(32,506)
Lease of Property	—	—

Net Cash Used In Investing Activities	(268,167)	(32,506)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs	—	4,599,055
Proceeds from Convertible Bridge Loan	3,600,000
Proceeds from government loans		193,625
Repayment of government loans	(82,440)	(46,097)
Proceeds from exercise of stock options	—	68,438
Payment of deferred offering costs	—
Payment of deferred loan costs

Net Cash Provided By (Used In) Financing Activities	3,517,560	4,815,021

Net Increase (Decrease) In Cash and Restricted Cash	(169,885)	2,325,560

Cash and Restricted Cash - Beginning Of Period	2,701,414	375,854

Cash and Restricted Cash - End Of Period	$2,531,529	$2,701,414

Cash and Restricted Cash Consisted of the Following:
Cash	$2,428,289	$2,598,213
Restricted cash	103,240	103,201
	$2,531,529	$2,701,414

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$13,222	$6,911
Income taxes	$—	$—

Non-cash investing and financing activities:
Operating Lease ROU Asset	$680,683	$—

See notes to these condensed consolidated financial statements.